UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  September 30, 2009


                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      000-50052                06-1393745
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


1751 Lake Cook Road, 6th Floor; Deerfield, Illinois                 60015
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     (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:   (847) 597-8800


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          (Former Name or Former Address, if Changed Since Last Report)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As described under Item 8.01, on September 30, 2009, Cosi, Inc. (the "Company") announced the filing of a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") for a rights offering to its existing stockholders. In order to permit acquisitions of stock pursuant to this offering that would result in a stockholder having beneficial ownership of 15% or more of the Company's outstanding common stock, subject to and effective upon the completion of the rights offering, the Company intends to enter into an Amendment (the "Amendment") to the Company's Rights Agreement, dated as of November 21, 2002 (the "Rights Agreement"), in order to permit stockholders to beneficially own 15% or more of the Company's outstanding common stock as the result of acquisitions pursuant to the offering. Therefore, a stockholder will be permitted to acquire shares of the Company's common stock in the rights offering that results in aggregate beneficial ownership by the stockholder, together with its affiliates and associates, up to the 19.9% ownership limitation notwithstanding and without triggering the provisions of the Rights Agreement. However, any person, together with all affiliates and associates of such person, owning 15% or more of the Company's outstanding common stock as the result of purchases made pursuant to the rights offering will not be permitted to thereafter acquire any additional shares unless otherwise permitted by the Rights Agreement.

Item 3.03.   Material Modifications to Rights of Security Holders.

The description of the Amendment set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.   Other Events.

On September 30, 2009, the Company issued a press release announcing the filing of a registration statement on Form S-3 with the SEC for a rights offering to its existing stockholders. The Company plans to make the rights offering through the distribution of non-transferable subscription rights to purchase shares of the Company's common stock, at a subscription price to be determined and subject to an aggregate ownership limitation equal to 19.9% of the Company's common stock. Assuming the rights offering is fully subscribed, the Company currently expects to receive gross proceeds of approximately $5 million. The Company is planning to commence a rights offering in order to raise equity capital in a cost-effective manner that provides all of Cosi's stockholders the opportunity to participate.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

      (d)    Exhibits.

    99.1     Press Release of Cosi, Inc., dated September 30, 2009

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COSI, INC.


                                    /s/ WILLIAM KOZIEL
                                    -------------------------------------
                                    Name: William Koziel
                                    Title: Chief Financial Officer

Date:  September 30, 2009

                                  EXHIBIT INDEX


                                                                  Paper (P) or
 Exhibit No.                     Description                      Electronic (E)
------------     --------------------------------------------     --------------
     99.1        Press Release of Cosi, Inc., dated September            E
                 30, 2009